EXHIBIT 10.1

FHLBANK SAN FRANCISCO

EXECUTIVE INCENTIVE PLAN

as Amended and Restated May 28, 2021

Approved 5/28/21

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
EXECUTIVE INCENTIVE PLAN

Approved 5/28/21	i

Section 7.1	Governing Law	12
Section 7.2	Headings and Gender	13
Section 7.3	Spendthrift Clause	13
Section 7.4	Counterparts	13
Section 7.5	No Enlargement of Employment Rights	13
Section 7.6	Limitations on Liability	13
Section 7.7	Incapacity of Participant	13
Section 7.8	Evidence	14
Section 7.9	Action by Bank	14
Section 7.10	Severability	14
Section 7.11	Information to be Furnished by a Participant	14
Section 7.12	Attorneys’ Fees	14
Section 7.13	Binding on Successors	14

APPENDIX I: 2017 Performance Period Goals & Qualifiers & Awards Scale/Awards
APPENDIX II: Awards and Goals Applicable to 2020 Gap Year (2017-2019 LTIP)
APPENDIX III: Form of Non-Solicitation and Non-Disclosure Agreement
APPENDIX IV: 2018 Performance Period Goals, Qualifiers, and Awards Scale
APPENDIX V: 2019 Performance Period Goals, Qualifiers & Awards Scale
APPENDIX VI: 2020 Performance Period Goals, Qualifiers & Awards Scale
APPENDIX VII: 2021 Performance Period Goals, Qualifiers & Awards Scale
APPENDIX VIII: 2022 Performance Period Goals, Qualifiers & Awards Scale
APPENDIX IX: 2023 Performance Period Goals, Qualifiers & Awards Scale

Approved 5/28/2021	ii

ARTICLE I
INTRODUCTION
Section 1.1    Purpose. The purpose of the Federal Home Loan Bank of San Francisco Executive Incentive Plan (the “Plan”) is to attract and retain key executives of the Federal Home Loan Bank of San Francisco (the “Bank”) and to motivate and focus their efforts on achieving the Bank’s business plan and accomplish its goals and objectives while maintaining the safety and soundness of the Bank. The Plan is a cash-based incentive plan that provides award opportunities based on achievement of performance goals.
Section 1.2    Effective Date. The “Effective Date” of the Plan is January 1, 2017.
Section 1.3    Supplements. The provisions of the Plan may be modified by supplements to the Plan that are approved by the Board or a committee delegated by the Board. The terms and provisions of each supplement are a part of the Plan and supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the supplement and any other Plan provisions.
ARTICLE II
ELIGIBILITY AND PARTICIPATION
Section 2.1    Eligibility. Any senior executive officer (specifically, the President and CEO, each Executive Vice President as of April 15, 2019, and any Senior Vice President who was eligible as of December 31, 2018,) of the Bank, hired/employed as a regular full-time employee before October 1st of the calendar year, will become a “Participant” in the Plan on a prorated basis for that calendar year, excluding the Executive Vice President and Director of Internal Audit, who, subject to approval of the Board, participates in the Federal Home Loan Bank of San Francisco Executive Internal Audit Incentive Plan. Participants must have an executed agreement on file with the Bank containing non-disclosure, non-disparagement, and non-solicitation provisions in a form similar to the form provided in Appendix III to the Plan (“Non-Solicitation Agreement”).
Section 2.2    Participation. A senior executive officer will become a Participant as of the later of the Effective Date, the senior executive officer’s date of hire/employment, or the date on or after the Effective Date the senior executive officer

Approved 5/28/21	1

satisfies the automatic eligibility provisions described in Section 2.1. Any Participant may be removed as an active Participant by the Board effective as of any date.

ARTICLE III
AWARDS
Section 3.1    Awards. No later than the beginning of each Performance Period, the Board will establish Award Levels (as defined in Section 3.1(b) for eligible Participants. For each Performance Period, the Award Levels established by the Board will be set forth in Appendices to the Plan, each of which shall be incorporated into the Plan. As described in this Article, Awards may be Annual Awards (as defined in subsection 3.3(a)), Deferred Awards (as defined in subsection 3.1(b)), or Gap Year Awards (as defined in subsection 3.4(a)). Each Award will be equal to a percentage of the Participant’s annual Compensation. “Compensation” means the Participant’s average annual base salary for the Performance Period; provided, however, for the Performance Period commencing January 1, 2019, the average will be based on the eleven month-period commencing February 1, 2019.
(a)    Performance Periods. A “Performance Period” is the one-calendar year period over which an Annual Award can be earned and vested pursuant to subsection 3.3(a). A “Deferral Performance Period” is the three-calendar year period over which a Deferred Award can be vested pursuant to subsection 3.3(b). A Deferral Performance Period begins on the January 1st immediately following the applicable Performance Period.
(b)    Award Levels. The “Award Level” shall be set forth as a percentage of the Participant’s base salary in the applicable Appendix to the Plan. Participants are eligible to receive an Annual Award for each Performance Period, subject to deferral of fifty percent (50%) of the Annual Award (the “Deferred Award”) over the Deferral Performance Period. The amount of the Annual Award may be modified at the Board’s discretion to account for individual performance that is not captured in the Participant’s individual goals, whether positive or negative, by applying an award multiplier to an Award Level (100% being no modification), but in no event shall this result in an Award Level that is less than the Minimum Achievement Level (as defined in Section 3.2(b)(i)) nor an Award Level that is greater than the Maximum Achievement Level (as defined in Section 3.2(b)(iii)).

(c)    Final Award. The “Final Award” is the amount of an earned and vested Annual Award, Deferred Award, and Gap Year Award, as may be adjusted based upon the level at which the Performance Goals and Qualifiers have been achieved, that is ultimately paid to a Participant under the Plan. The amount of a Final Award may be modified at the Board’s discretion to account for performance that is not captured in the relevant Performance Goals and Qualifiers for the applicable Award. The Board, in its discretion, may also consider Extraordinary Occurrences when assessing performance results and determining Final Awards. “Extraordinary Occurrences” mean those events that, in the opinion and discretion of the Board,

Approved 5/28/2021	2

are outside the significant influence of the Participant or the Bank and are likely to have a significant unanticipated effect, whether positive or negative, on the Bank’s operating and/or financial results.

Section 3.2    Performance Goals and Qualifiers. “Performance Goals and Qualifiers” are the factors established by the Board for each Performance Period, Deferral Performance Period and Gap Year Performance Period, as set forth in the applicable Appendices to the Plan, which are taken into consideration in determining the amount of an Annual Award, Deferred Award or Gap Year Award. The Board may adjust the Performance Goals and Qualifiers for a Performance Period, Deferral Performance Period or Gap Year Performance Period to ensure the purposes of the Plan are served.
(a)    Establishment of Performance Goals and Qualifiers. Performance Goals and Qualifiers for Performance Periods, Deferral Performance Periods and the Gap Year Performance Period commencing on and after January 1, 2017, will be communicated to Participants following approval by the Board.
(b)    Achievement Levels. Three achievement levels ("Achievement Levels") will be defined for each Performance Goal in determining how much of an Award is earned.
(i)    Minimum. Minimum level of performance that must be achieved for any awards to be paid.
(ii)    Meets. Performance that is expected under the Bank’s Plan.
(iii)    Maximum. A most optimistic level of performance that substantially exceeds expected performance.
(c)    Interpolation. Achievement Levels between the defined percentages for Minimum, Meets and, Maximum will be interpolated in a manner as determined at the sole discretion of the Board.
(d)    Considerations in Establishing Performance Goals and Qualifiers. In determining appropriate Performance Goals and Qualifiers and the relative weight of each Performance Goal, the Board will:
(i)    Balance risk and financial results in a manner that does not encourage Participants to expose the Bank to imprudent risks;
(ii)    Make such determination in a manner designed to ensure that a Participant’s overall compensation is balanced and not excessive in amount and that the Annual Awards, Deferred Awards and Gap Year Awards are consistent with the Bank’s policies regarding such compensation arrangements; and
(iii)    Monitor the success of the Performance Goals and Qualifiers and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants, appropriately reflect risk and align with regulatory guidance.

Approved 5/28/2021	3

Section 3.3    Vesting of Awards for Participants.
(a)    Vesting of Annual Awards. An "Annual Award" is defined as an Award earned for service during a Performance Period. For each Performance Period, except the Gap Performance Period, fifty percent (50%) of an Annual Award to a Participant will become vested on the last day of the Performance Period, provided the Board determines the following requirements are met (“Year-End Award”):
(i)    The applicable Performance Goals and Qualifiers for the Performance Period are achieved;
(ii)    The Participant received a satisfactory (at least meets expectations) performance rating for the Performance Period; and,
(iii)    The Participant is actively employed on the last day of the Performance Period, except as otherwise provided in subsection 3.5(b) or 3.5(c) or Section 3.6.
(b)    Vesting of Deferred Awards. The remaining fifty percent (50%) of an Annual Award (i.e. Deferred Award) to a Participant will become vested on the last day of the Deferral Performance Period, provided the Board determines that the following requirements are met:
(i)    The applicable Qualifiers for the Deferral Performance Period are satisfied;
(ii)    The Participant received a satisfactory (at least meets expectations) performance rating for the Deferral Performance Period, and
(iii)    The Participant is actively employed on the last day of the Deferral Performance Period, unless otherwise provided in subsection 3.5(b) or 3.5(c) or Section 3.6.
(c)    Calculation of Awards. The amount of Final Awards to Participants will be determined at the sole discretion of the Board in accordance with the applicable Appendix to the Plan. If the Qualifiers are achieved, then an annual compounding interest rate of 6% is applied to Deferred Awards; provided, however, the amount of the Final Awards payable in a particular calendar year shall not exceed the Participant’s base salary as of the end of the applicable Performance Period and Deferral Performance Period for the Final Awards payable (“Plan Year Base Salary”). For the avoidance of doubt, the amount of the Final Awards payable shall mean the amount of: (a) the Year-End Award earned and vested in a particular calendar year; and (b) the Deferred Award that is vested in the same calendar year plus the interest credited to the Deferred Award. If the amount of the Final Awards payable in a particular calendar year exceeds the Participant’s Plan Year Base Salary, then the amount of the Final Award payable in that particular calendar year shall be reduced so that the amount of the Final Awards payable does not exceed the Participant’s

Approved 5/28/2021	4

Plan Year Base Salary. For example, if a Participant (1) vests at the end of 2021 in both the Year-End Award for the 2021 Performance Period and the Deferred Award for the 2018 Deferral Performance Period, (2) earns the 6% annual compounding interest applicable to the Deferred Award (all together such Year-End Award, Deferred Award and interest are the “2021 Final Awards” payable in the aggregate in March 2022) and (3) the 2021 Final Awards exceed the Participant’s 2021 Plan Year Base Salary, then the amount payable shall be reduced so that the 2021 Final Awards do not exceed the Participant’s 2021 Plan Year Base Salary.
Section 3.4    Gap Year Awards for Participants.
(a)    Background. The Board has determined it is appropriate to establish a Gap Year Award for Participants for long-term performance during the calendar years 2017 through 2019 (a “Gap Year Award”) to address a gap in payment of deferred incentive compensation during calendar year 2020 which arises as a result of the discontinuation in 2017 of the Executive Performance Unit Plan (the “Long-Term Incentive Plan”) and the implementation of this Plan.
(b)    Vesting of Gap Year Award. A Gap Year Award will become vested over a three-year period beginning on January 1, 2017 and ending on December 31, 2019 (the “Gap Year Performance Period”) to the extent the Board determines that:
(i)    The Performance Goals and Qualifiers for the Gap Year Performance Period, as set forth in the applicable Appendix to the Plan, are satisfied;
(ii)    The Participant received a satisfactory (meets expectations) performance rating for the Gap Year Performance Period, and
(iii)    The Participant is actively employed on the last day of the Gap Year Performance Period, except as otherwise provided in subsection 3.5(b) or 3.5(c) or Section 3.6.
(c)    Calculation of Awards. The amount of Gap Year Awards will be calculated in the sole discretion of the Board in accordance with the applicable Appendix to the Plan.

Section 3.5    Effect of Termination of Employment.
(a)    In General. If a Participant incurs a Termination of Employment for any reason other than a reason set forth in subsection 3.5(b) or 3.5(c) or Section 3.6, the Participant’s unvested Awards will be forfeited effective as of the date of such Termination of Employment and the Bank will have no obligation to pay the Participant any portion of such forfeited, unvested Award amounts.

Approved 5/28/2021	5

(b)    Termination Due to Death or Disability.
(i)    Notwithstanding the provisions of Sections 3.3 and 3.4 and subsection 3.5(a), if a Participant incurs a Termination of Employment due to death or Disability during a Deferral Performance Period, then the Participant’s Deferred Awards will be treated as vested and shall be paid pursuant to Section 3.7(a)(i).
(ii)    Notwithstanding the provisions of Sections 3.3 and 3.4 and subsection 3.5(a), if a Participant incurs a Termination of Employment during a Performance Period or Gap Year Performance Period due to death or Disability, any Annual Award or Gap Year Award which has not been vested for the year of the Participant’s Termination of Employment due to death or Disability, will be treated as vested for the portion of the Performance Period or Gap Year Performance Period during which the Participant was employed based on the assumption the Bank would have achieved the Performance Goals and Qualifiers at the Meets (Target) Achievement Level for the Performance Period or Gap Year Performance Period.
(c)    Termination Due to Other Events.
(i)    Subject to Section 3.7(a)(ii), but notwithstanding the provisions of Sections 3.3 and 3.4 and subsection 3.5(a), if a Participant incurs a Termination of Employment during a Performance Period, Deferral Performance Period or Gap Year Performance Period due to:
(A)    Retirement;
(B)    a termination by Participant for Good Reason;
(C)    a termination by the Bank without Cause due to the elimination of an individual job or position;
(D)    the elimination of one or more jobs or positions as a result of a reduction in force or department reorganization; or
(E)    a substantial job modification resulting in the incumbent being, in the judgment of the Bank, unqualified for or unable to perform the revised job;
then the relevant pro rata portion of an Annual Award or Gap Year Award will be treated as vested for the portion of the Performance Period or Gap Year Performance Period during which the Participant was employed to the extent determined by the Board that the Performance Goals and Qualifiers for the Performance Period or Gap Year Performance Period are satisfied and a Deferred Award will be treated as fully vested as of the date of Termination of Employment. Any payment of any Award pursuant to this Section 3.5(c) will be made according to the normal scheduled date under Section 3.7(b).

Approved 5/28/2021	6

(d)    Definitions.
(i)    “Cause” means (A) continued failure of a Participant to perform his or her duties with the Bank (other than any such failure resulting from Disability), (B) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than -traffic infractions or similar non-violent infractions), or (C) removal of the Participant for cause by the Federal Housing Finance Agency (“FHFA”) or at the direction of the FHFA pursuant to 12 U.S.C. 1422b(a)(2), or by any successor agency to the FHFA pursuant to a similar statute.
(ii)    “Disability” means the Participant is: (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the Bank’s long-term disability plan. Medical determination of Disability under (A) shall be made by the Social Security Administration. The Participants may be required to submit proof of the determination by the Social Security Administration or the Bank’s insurer, as applicable, upon the request of the Bank.
(iii)    “Good Reason” means a Termination of Employment by a Participant under any of the following circumstances:
(A)    a material change in the Participant’s status, position and job title or principal duties and responsibilities as a key employee of the Bank which does not represent a promotion from the Participant’s status and position as in effect as of the date hereof (“Position”);
(B)    the assignment to the Participant of any duties or responsibilities (or removal of any duties or responsibilities), which assignment or removal is materially inconsistent with such Position;
(C)    any removal of the Participant from such Position (including, without limitation, all demotions), except in connection with the termination of the Participant’s employment for Cause or Disability, or as a result of the Participant’s death; or
(D)    any material breach by the Bank of any provisions of this Plan or any agreement under which the Participant provides services to the Bank.

Approved 5/28/2021	7

Notwithstanding the foregoing in this Section 3.5(d)(iii), a Participant shall not be considered to have a Termination of Employment for Good Reason unless the Participant provides the Bank with written notice no later than 90 days after the first occurrence of an event listed above and the Bank has a period of 30 days to cure such event.
(iv)    “Reduction in Force” means an involuntary Termination of Employment of a Participant by the Bank in connection with a financial and/or strategic decision by the Bank to reduce the number of Bank employees and not due to the Participant’s performance.
(v)    “Retirement” means the Participant’s planned and voluntary termination of employment on or after the Participant has either: (A) attained age 55 with 10 years of service or (B) attained age 65 with 5 years of service.
(vi)    “Termination of Employment or Terminates Employment” Participant’s separation from service within the meaning of Treasury Regulation Section 1.409A-1(h). Whether a Termination of Employment has occurred is based on whether the facts and circumstances indicate that the Participant and the Bank reasonably anticipated that no further services would be performed after a certain date. A Termination of Employment will not be deemed to have occurred if a Participant continues to provide services to the Bank as an employee, independent contractor or otherwise, and if the Participant is providing such services at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediate preceding 36 months with the Bank (or if less, such lesser period); provided, however, that a Termination of Employment will be deemed to have occurred if a Participant’s service with the Bank is reduced to an annual rate that is equal to or less than twenty percent (20%) of the services rendered, on average, during the immediately preceding 36 months with the Bank (or if less, such lesser period). In addition to the foregoing, the employment of a Participant shall not be deemed to be terminated while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Bank is provided by either statute or contract. If the period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided by either statute or contract, then the Participant is deemed to have a Termination of Employment on the first day immediately following such six-month period.
Section 3.6    Effect of Change in Control.
(a)    Notwithstanding the provisions of Sections 3.3 and 3.5, if a Change in Control of the Bank occurs prior to the date of vesting of an Award, then an Annual Award or Gap Year Award will be paid on a pro-rated basis based on the assumption the Bank would have achieved the Performance Goals and Qualifiers at the Meets (Target) Achievement Level for the Performance Period and/or the Gap Year Performance Period, while any Deferred Award which has not otherwise become vested as of the date of the Change in Control will be treated as one hundred percent (100%) vested effective as of the date of the Change in Control. Any interest accrued on the Deferred Award through the Change in Control date will be added to the Final Award.

Approved 5/28/2021	8

(b)    “Change in Control” of the Bank will mean the occurrence at any time of any of the following events:
(i)    The merger, reorganization, or consolidation of the Bank with or into another Federal Home Loan Bank or other entity;
(ii)    The sale or transfer of all or substantially all of the business or assets of the Bank to another Federal Home Loan Bank or other entity;
(iii)    The purchase by the Bank or transfer to the Bank of all or substantially all of the business or assets of another Federal Home Loan Bank; or
(iv)    The liquidation of the Bank.
The term “reorganization” shall not include any reorganization that is mandated by federal statute, rule, regulation, or directive, including 12 U.S.C. § 1421, et seq., as amended, and 12 U.S.C. § 4501 et seq., as amended, and which the Director of the FHFA (or successor agency) has determined should not be a basis for making payment under this Plan, by reason of the capital condition of the Bank or because of unsafe or unsound acts, practices, or condition ascertained in the course of the Agency's supervision of the Bank or because any of the conditions identified in 12 U.S.C. § 4617(a)(3) are met with respect to the Bank (which conditions do not result solely from the mandated reorganization itself, or from action that the Agency has required the Bank to take under 12 U.S.C. § 1431(d)).

Section 3.7    Payment of Awards.
(a)    Payments Related to Termination of Employment. The following provisions apply to Final Awards payable as a result of a Termination of Employment.
(i)    In the event of a Termination of Employment due to death or Disability, one hundred percent (100%) of a Final Award will be paid in a single sum within 74 days of the date of Termination of Employment.
(ii)    In the event of a Termination of Employment Due to Other Events, payment of a Final Award will be made in a single sum within 74 days following the end of the Performance Period, Deferral Performance Period or Gap Year Performance Period, as applicable. Notwithstanding the foregoing, in the event of an elimination of an individual job or position, a reduction in force or department reorganization, or a substantial job modification resulting in the incumbent being unqualified for or unable to perform the revised job, a Participant must execute the severance agreement offered by the Bank in order to be eligible to receive payment.

Approved 5/28/2021	9

(b)    Payments Not Related to a Termination of Employment. Final Awards which become vested for reasons other than a Termination of Employment will be paid in a single sum within 74 days following the end of the Performance Period, Deferral Performance Period or Gap Year Performance Period, as applicable.
(c)    Notwithstanding the foregoing provisions of this Section, Final Awards will be paid upon approval by the Board. However, in the event of a Change in Control, payment of a Final Award will be made in a single sum on the date on which the Change in Control occurs; provided however, if a Participant is eligible for Retirement as of the date of a Change in Control, then the Final Award of such Participant shall be made no sooner than the earliest to occur of (i) a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as defined under Treasury Regulation Section 1.409A-3(i)(5); (ii) the Participant’s Termination of Employment; or (iii) the payment date under Section 3.7(b) of this Plan.
Section 3.8    Reduction or Forfeiture of Awards.
(a)    By resolution, the Board may reduce or eliminate any Award not yet paid, if the Board finds that a serious, material safety-soundness problem, or a serious, material risk-management deficiency exists at the Bank, or if: (i) errors or omissions result in material revisions to the Bank’s financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) information submitted to a regulatory or a reporting agency is untimely; or, (iii) the Bank does not make appropriate progress, as determined by the Board, in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.
(b)    If during the Deferral Performance Period actual losses or other measures or aspects of performance related to the Performance Period or Deferral Performance Period are realized which would have caused a reduction in amount of the Final Award calculated for the Performance Period or Deferral Performance Period, then the remaining amount of the Final Award to be paid at the end of the applicable Deferral Performance Period may be reduced to reflect this additional information.
(c)    Notwithstanding any other provision of the Plan, if a Participant breaches the terms of a Non-Solicitation Agreement, all of his/her unpaid vested and unvested Awards may be forfeited as of the effective date of the Board’s determination that such breach has occurred, which effective date shall be no sooner than the expiration of the cure period under Section 3.8(e) below. Any future payments for a vested Award will cease and the Bank will have no further obligation to make such payments.
(d)    Notwithstanding any other provision of the Plan, if during the most recent examination of the Bank by the FHFA, the FHFA identified an unsafe or unsound practice or condition that is material to the financial operation of the Bank within the Participant’s area(s) of responsibility and such unsafe or unsound practice or condition is not subsequently resolved to the satisfaction of the Board, then upon expiration of the cure period under Section 3.8(e) below all or a portion of a

Approved 5/28/2021	10

Participant’s vested and unvested Awards may be forfeited as determined in the sole discretion of the Board. Any future payments for a vested Award will cease and the Bank will have no further obligation to make such payments.
(e)    Notwithstanding any provision of this Section 3.8 to the contrary, prior to any reduction, elimination or forfeiture of any Participant Award, the applicable Participant shall be given notice of the determination under this Section 3.8 to reduce, eliminate or forfeit the Award and such Participant shall have a period of no less than 30 days to present information contrary to such decision or information showing that the issue or event causing the reduction, elimination or forfeiture has been cured to the satisfaction of the Board.
ARTICLE IV
ADMINISTRATION
Section 4.1    Appointment of the President and CEO. Except for those powers expressly reserved to the Board, including determinations regarding eligibility and the amount of all Awards, under the Plan, the President and CEO, or a duly authorized officer of the Bank delegated by the President and CEO to act on his or her behalf, is hereby appointed to administer the Plan (the “Administrator”), and the President and the Administrator will be charged with the full power and the responsibility for administering the Plan in all its details.
Section 4.2    Powers and Responsibilities of the Administrator. The Administrator will have all powers necessary to administer the Plan, including the power to construe and interpret the Plan document; to determine the manner and timing of any distribution of benefits under the Plan; to resolve any claim for benefits in accordance with Article V, and to appoint or engage advisors, including legal counsel, to render advice with respect to any of the Administrator’s responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Administrator will be final, conclusive and binding.
(a)    Records and Reports. The Bank will be responsible for maintaining sufficient records to determine each Participant’s eligibility to participate in the Plan.
(b)    Rules and Decisions. The Bank may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Bank will be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Board and the Bank will be entitled to rely upon information furnished by a Participant, the Bank or the legal counsel of the Bank.
(c)    Application for Benefits. The Bank may require a Participant to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Bank may rely upon all such information so furnished to it, including the Participant’s current mailing address. Any notice or document required to be given or filed with the Bank will

Approved 5/28/2021	11

be properly given or filed if delivered to or mailed by registered mail, postage paid, to the Director of Human Resources, Federal Home Loan Bank of San Francisco, P.O. Box 7948, San Francisco, CA 94108.
Section 4.3    Income and Employment Tax Withholding. The Bank will withhold from payments to Participants of their Awards, to the extent required by law, all applicable federal, state, city and local taxes.
Section 4.4    Plan Expenses. The expenses incurred for the administration and maintenance of the Plan will be paid by the Bank.
ARTICLE V
BENEFIT CLAIMS
While a Participant need not file a claim to receive his or her Award under the Plan, if he/she wishes to do so, a claim must be made in writing and filed with the Administrator (a claim by the President and CEO shall be filed with the Board). If a claim is denied, the Administrator will furnish the claimant with written notice of its decision. A claimant may request a full and fair review of the denial of a claim for awards by filing a written request with the Administrator.
ARTICLE VI
AMENDMENT AND TERMINATION OF THE PLAN
Section 6.1    Amendment of the Plan. The Bank, acting through the Board, may amend the Plan at any time in its sole discretion. Notwithstanding the foregoing, the Bank may not amend the Plan to reduce a Participant’s vested Award as determined on the day preceding the effective date of the amendment or to otherwise retroactively impair or adversely affect the rights of a Participant.
Section 6.2    Termination of the Plan. The Bank, acting through the Board, may terminate the Plan at any time in its sole discretion. Absent an amendment to the contrary, Plan benefits that were earned and vested prior to the termination will be paid at the times and in the manner provided for by the Plan at the time of the termination.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Governing Law. Except to the extent superseded by laws of the United States, the laws of California will be controlling in all matters relating to the Plan without regard to the choice of law principles therein. The Plan shall be construed in a manner that is consistent and compliant with, or exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder. Any provision that is noncompliant with Section 409A

Approved 5/28/2021	12

of the Code is void or deemed amended to comply with Section 409A of the Code. The Plan is to be construed as a totally discretionary plan. This Plan shall be administered and interpreted to maximize the short-term deferral exemption to Code Section 409A, and a Participant shall not, directly or indirectly, designate the taxable year of an award payment under this Plan. The portion of any payment under this Plan that is paid within the short-term deferral period (within the meaning of Code Section 409A) shall be treated as a short-term deferral and not aggregated with other payments. To the extent applicable, any payment dates or events provided for in this Plan shall be deemed to incorporate any “grace periods” within the meaning of Code Section 409A. The Bank does not guarantee or warrant the tax consequences of the Plan, and the Participants shall in all cases be liable for any taxes due with respect to the Plan.
Section 7.2    Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the Plan provisions. In any necessary construction, the masculine will include the feminine and the singular the plural, and vice versa.
Section 7.3    Spendthrift Clause. No benefit or interest available under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or attachment by creditors of a Participant, either voluntarily or involuntarily.
Section 7.4    Counterparts. This Plan may be executed in any number of counterparts, each one constituting but one and the same instrument, and may be sufficiently evidenced by any one counterpart.
Section 7.5    No Enlargement of Employment Rights. Nothing contained in the Plan is intended to alter a Participant’s “at will” employment and is not to be construed as a contract of employment between the Bank and any person, nor may the Plan be deemed to give any person the right to be retained in the employ of the Bank or limit the right of the Bank to employ or discharge any person with or without cause.
Section 7.6    Limitations on Liability. The individual members of the Board will, in accordance with the Bank’s by-laws, be indemnified and held harmless by the Bank with respect to any alleged breach of responsibilities performed or to be performed hereunder. In addition, notwithstanding any other provision of the Plan, neither the Bank nor any individual acting as an employee or agent of the Bank will be liable to a Participant for any claim, loss, liability or expense incurred in connection with the Plan, except when the same has been affirmatively determined by a court order or by the affirmative and binding determination of an arbitrator, to be due to the gross negligence or willful misconduct of that person.
Section 7.7    Incapacity of Participant. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a prior claim for the distribution has been made by a duly qualified guardian or other legal representative), then, unless and until a claim for the distribution has been made by a duly appointed guardian or other legal representative of the person, the distribution may be made to any other individual or institution then contributing toward or providing for the care and maintenance of the person.

Approved 5/28/2021	13

Any payment made for the benefit of the person under this Section will be a payment for the account of such person and a complete discharge of any liability of the Bank and the Plan.
Section 7.8    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying on the evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.9    Action by Bank. Any action required of or permitted by the Bank under the Plan will be by resolution of the Board or by a person or persons authorized by resolution of the Board.
Section 7.10    Severability. In the event any provisions of the Plan are held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if the illegal or invalid provisions had never been contained in the Plan.
Section 7.11    Information to be Furnished by a Participant. A Participant, or any other person entitled to benefits under the Plan, must furnish the Bank with any and all documents, evidence, data or other information the Bank considers necessary or desirable for the purpose of overseeing and administering the Plan. Benefit payments under the Plan are conditioned on a Participant (or other person who is entitled to benefits) furnishing full, true and complete data, evidence or other information to the Bank, and on the prompt execution of any document reasonably related to the administration of the Plan requested by the Bank.
Section 7.12    Attorneys’ Fees. If any action is commenced to enforce the provisions of the Plan, payment of attorneys’ fees will be governed by the terms set forth in the “Agreement to Arbitrate” entered into between the Bank and the Participant.
Section 7.13    Binding on Successors. The Plan will be binding upon and inure to the benefit of the Bank and its successors and assigns, and the successors, assigns, designees and estates of a Participant. The Plan will also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Bank, but nothing in the Plan will preclude the Bank from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Bank hereunder. The Bank agrees that it will make appropriate provision for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization or transfer of assets and assumption of Plan obligations of the Bank, the term “Bank” will refer to such other organization and the Plan will continue in full force and effect.

Approved 5/28/2021	14

APPENDIX I 2017 PERFORMANCE PERIOD GOALS & QUALIFIERS & AWARDS SCALE/AWARDS
2017 Goals	2017 Goal Components	Goal Weight	Goal Component Weight	2017 Goal Measures
1) RISK MANAGEMENT		20%		In the event of a Significant Deficiency or Material Weakness in internal control over financial reporting, a significant operations loss, or a significant noncompliance with Bank policy as described in the Bank’s Risk Management Policy, the Board of Directors will assess the impact and appropriate adjustment to the Risk Management goal achievement level, if any.
	A) Technology Resiliency		50%
  75%: Complete the End User Computing Modernization initiative, which moves
            Microsoft Windows and Office platforms to the cloud (Office 365) to increase resiliency as well as productivity
100%: Certify that the build of the data center infrastructure servicing the Bank has been completed
125%: Migrate 50% of the Bank’s environment to the new data center
150%: Migrate 100% of the Bank’s environment to the new data center

B) Business Continuity / Crisis Management	50%	75%: 1 Crisis Mgmt. Team Tabletop (1 external threat scenario)
100%: 2 Crisis Mgmt. Team Tabletops (1 Cyber & 1 external threat scenario)
125%: 3 Crisis Mgmt. Team Tabletops (1 Cyber & 2 external threats) and 1 Cyber
            Incident Response Team Tabletop scenario
150%: 3 Crisis Mgmt. Team Tabletops (1 Cyber & 2 external threats) and 2 Cyber
				Incident Response Team Tabletop scenarios
2) FRANCHISE ENHANCEMENT		40%
	A) Financial Performance		25%	Adjusted Return on Capital Spread (AROC)
				75%	100%	125%	150%
				2.81%	3.06%	3.31%	3.56%
				[Achievement level targets and measured performance exclude OTTI charges]
	B) Operating Cost Efficiency Initiative		25%	75%: 100%: 125%: 150%:	} Subjective assessment by the Board of Directors
	C) Member Business		25%	Member Advances and Letters of Credit (LC) Volume
				Average Outstanding Daily Balance ($Bils.)
				75%	100%	125%	150%
				$53.7	$60.0	$62.0	$64.0
			25%	Member Engagement
				75%	100%	125%	150%
				40%	45%	50%	55%
3) COMMUNITY INVESTMENT		20%
	A) CIP/ACE/HPA Advances, Letters of Credit & AHEAD (# of Members)		100%	(# of Members)
				75%	100%	125%	150%
				38	41	44	47
4) ORG. HEALTH / DIVERSITY & INCLUSION		20%
	A) Diversity & Inclusion		100%
  75%: Provide two (semi-annual) Bank-wide D&I training events [e.g., workplace, supplier/contracting diversity]
100%: Develop and implement a formal supplier diversity program
125%: Present Leadership Series for key groups of women and minorities in Bank leadership positions
•    Women in Leadership Series and Minorities in Leadership Series
           Provide 2 events in each series for a total of 4 events
150%: Develop and implement a formal MWD internship program

Approved 12/23/16	1

2017 Performance Period Goals, Qualifiers & Awards Scale (cont'd)

Incentive Award Opportunities

	Total Incentive Award as % of Compensation (Base Salary)				Year-End Incentive Award as % of Compensation (Base Salary)				Deferred Incentive Award as % of Compensation (Base Salary)
	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds
CEO/EVP/SVPs	40%	80%	96%	100%	20%	40%	48%	50%	20%	40%	48%	50%
Goal Weights

	CEO/EVP/SVPs		SVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (includes individual goals)	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	10.0%	N/A	10.0%
Risk Management	20.0%	18.0%	50.0%	45.0%
Franchise Enhancement	40.0%	36.0%	30.0%	27.0%
Community Investment	20.0%	18.0%	10.0%	9.0%
Organizational Health / Diversity and Inclusion	20.0%	18.0%	10.0%	9.0%
Total	100.0%	100.0%	100.0%	100.0%
Qualifiers
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

Approved 12/23/16	2

APPENDIX II
AWARDS AND GOALS APPLICABLE TO 2020 GAP YEAR (2017-2019 LTIP)
Incentive Award Opportunities

	Long-Term Incentive Award as a % of Compensation (Base Salary effective February 1, 2017)
Position	Threshold	Meets (Target)	Exceeds	Far Exceeds
CEO/EVP/SVPs	20%	40%	48%	50%

Awards are based on the level at which the following three-year performance goals and metrics have been achieved.
Goals
1. 3-Year Average Adjusted Return on Capital Spread: Adjusted Return on Capital Spread (AROCS) is the primary measure the Bank uses to determine total rate of return to shareholders. The Meets (Target) AROCS achievement level has been set at 2.43% and represents the projected average for the performance period (January 1, 2017 through December 31, 2019) and is consistent with the Bank’s Strategic Plan forecast. Threshold AROCS has been set at 2.18%, Exceeds achievement level has been set at 2.68% and Far Exceeds achievement level has been set at 2.93%.
2. 3-Year Average Risk Management: Risk Management is based on the 3-year average of the actual Risk Management goal achievement levels for 2017, 2018, and 2019, and will be set at the end of the performance period.
Goals / Weights / Measures

Goals	Goal Weight	Threshold	Meets (Target)	Exceeds	Far Exceeds
AROCS Goal (3-Year Average Spread Over Benchmark	30%	2.18%	2.43%	2.68%	2.93%
Risk Management	70%	Based on the 3-year average of the actual Risk Management goal achievement levels for 2017, 2018, and 2019

Approved 12/23/16	3

APPENDIX III
FORM OF NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT
This Agreement is entered into as of the ____ day of _____________, 201_, by and between the FEDERAL HOME LOAN BANK OF SAN FRANCISCO, a corporation organized under the laws of the United States (the “Bank”) and ____________________ (the “Executive”).
WHEREAS, the Bank sponsors the Federal Home Loan Bank of San Francisco Executive Incentive Plan (the “Plan”); and
WHEREAS, as a condition of participation in the Plan, the Bank requires that the Executive agree to the terms and conditions found within this Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt, legal adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Non-Disclosure; Return of Confidential Information and Other Property.
(a)    Access to Confidential Information. The Executive understands, acknowledges and agrees that during the course of his or her employment with the Bank he or she has gained or will gain information regarding, knowledge of, and familiarity with, the Confidential Information of the Bank (as defined in subsection (c)) that would cause irreparable damage and harm to the Bank if it was disclosed. The Executive understands, acknowledges and agrees that the Confidential Information has substantial economic value because it is not known or readily ascertainable by proper means by others who could obtain economic value from it. The Executive also acknowledges and agrees that the Bank uses reasonable means to maintain the secrecy and confidentiality of the Confidential Information.
(b)    Non-Disclosure. At all times while the Executive is employed by the Bank, and at all times thereafter, the Executive will not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person (as defined in subsection (d)) other than those directors, officers, employees, representatives and agents of the Bank who need to know such Confidential Information for a proper corporate purpose, and (ii) directly or indirectly use any Confidential Information (A) to compete against the Bank, or (B) for the Executive’s own benefit, or for the benefit of any Person other than the Bank.
(c)    Confidential Information Defined. For purposes of this Agreement, the term “Confidential Information” means any and all:
(i)    materials, records, data, documents, lists, writings and information (in each case, whether in writing, printed, verbal, electronic, computerized or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, cash flow, assets, liabilities, sales, revenues, income, estimates, projections, policies, strategies, techniques, methods, products, developments, suppliers, regulators, members, relationships and/or customers of the Bank that are confidential, proprietary or not otherwise publicly available, in any event not without a breach of this Agreement, or (B) that the Bank has

Approved 12/23/16	1

deemed confidential, proprietary, nonpublic or not otherwise publicly available without breaching this Agreement;
(ii)    trade secrets of the Bank, as defined in California Civil Code Section 3426.1(d), as amended, or any successor statute; and
(iii)    any and all copies, summaries, analyses and extracts which relate or refer to or reflect any of the items set forth in (i) or (ii) above. The Executive agrees that all Confidential Information is confidential and is and at all times will remain the property of the Bank.
(d)    Person Defined. For purposes of this Agreement, the term “Person” will mean any natural person, proprietorship, partnership, corporation, limited liability company, bank, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.
(e)    Return of Confidential Information and Other Property. The Executive covenants and agrees:
(i)    to keep all Confidential Information subject to the Bank’s custody and control and to promptly return to the Bank all Confidential Information that is still in the Executive’s possession or control at the termination of the Executive’s employment with the Bank; and
(ii)    promptly upon termination of the Executive’s employment with the Bank, to return to the Bank, at the Bank’s principal office, all vehicles, equipment, computers, credit cards and other property of the Bank and to cease using any of the foregoing.
(f)    Exceptions from Confidentiality Obligations. Section 1 shall not be deemed to prevent the Executive from making disclosures required or made permissible by applicable statute or regulation. Section 1 shall also not be deemed to prevent the Executive from making disclosure required by agency or court order, to the extent that prior to disclosure, the Executive provides the Bank with timely written notice of order , to the extent such prior notice is not prohibited, so as to allow the Bank to contest the order.
2.    Non-Disparagement. The Executive agrees to not communicate disparaging remarks to third parties about the Bank, its directors, officers or employees. Likewise, the Bank agrees not to disparage the Executive or his or her skills or job performance to third parties. However, nothing in this paragraph shall prohibit the Bank or the Executive from testifying truthfully under oath. In addition, Section 2 shall not be deemed to prevent the Executive from making disclosures required or made permissible by applicable statute or regulation. Section 2 shall also not be deemed to prevent the Executive from making disclosure required by agency or court order, to the extent that prior to disclosure, the Executive provides the Bank with timely written notice of order, to the extent such prior notice is not prohibited, so as to allow the Bank to contest the order.
3.    Non-Solicitation. The Executive hereby understands, acknowledges and agrees that, by virtue of his or her position with the Bank, the Executive has and will have advantageous familiarity and personal contacts with the employees of the Bank and has and will have advantageous familiarity with the business, operations and affairs of the Bank. In addition, the Executive understands, acknowledges and agrees that the business of the Bank is highly competitive. Accordingly, at all times while the Executive is employed by the Bank and for a twelve-month period following termination of employment, the Executive will not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner,

Approved 12/23/16	2

proprietor, principal, director, officer, Executive, manager, agent, representative, independent contractor, consultant or otherwise induce, request or attempt to influence any Bank employee who was employed by the Bank during the twelve-month period prior to termination of employment, to terminate his or her employment with the Bank.
4.    Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Section 3 will not run during all periods of noncompliance and will apply during the Term of this Agreement and for the full periods specified in Section 3. The Bank and the Executive understand, acknowledge and agree that the restrictions and covenants contained in Section 3 are reasonable in view of the nature of the business in which the Bank is engaged, the Executive’s position with the Bank and the Executive’s advantageous knowledge and familiarity with, the Bank’s employees, business, operations, affairs and customers.
The Bank’s obligation to pay an award to the Executive pursuant to the Federal Home Loan Bank of San Francisco Incentive Plan will immediately terminate in the event the Executive breaches any of the provisions of Section 1 or 3 and all outstanding awards will be forfeited. Notwithstanding the foregoing:
(a)    the Executive’s covenants set forth in Sections 1 or 3 will continue in full force and effect and be binding upon the Executive;
(b)    the Bank will be entitled to the remedies specified in Section 6; and
(c)    the Bank will be entitled to its damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from or relating to the successful prosecution of the Executive’s breach of any of the provisions of Section 1 or 3.
5.    Survival of Certain Provisions. Upon any termination of the Executive’s employment with the Bank, the Executive and the Bank hereby expressly agree that the provisions of Sections 1, 3, 4 and 6 will continue to be in full force and effect and binding upon the Executive and the Bank in accordance with the applicable respective provisions of such Sections.
6.    Remedies. The Executive agrees that the Bank will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Executive of any provision of Section 1 or 3. Accordingly, in the event of a threatened, attempted or actual breach by the Executive of any provision of Section 1 or 3, in addition to all other remedies to which the Bank is entitled at law, in equity or otherwise, the Bank may be entitled to a temporary restraining order and a permanent injunction or a decree of specific performance of any provision of Section 1 or 3. The foregoing remedies will not be deemed to be the exclusive rights or remedies of the Bank for any breach of or noncompliance with this Agreement by the Executive but will be in addition to all other rights and remedies available to the Bank at law, in equity or otherwise.
7.    Severability. In case any one or more of the provisions (or any portion thereof) contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein. If any provision of this Agreement will be determined by a court of competent jurisdiction to be unenforceable because of the provision’s scope, duration or other factor, then such provision will be considered

Approved 12/23/16	3

divisible and the court making such determination will have the power to reduce or limit (but not increase or make greater) such scope, duration or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision will then be enforceable against the appropriate party hereto in its reformed, reduced or limited form; provided, however, that a provision will be enforceable in its reformed, reduced or limited form only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.
8.    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except in writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance will be deemed to be a waiver of the same or any other provision in any other instance. The recitals set forth above are incorporated herein by this reference.
9.    Effect and Modification. No statement or promise, except as set forth herein, has been made with respect to the subject matter of this Agreement. No modification or amendment will be effective unless in writing and signed by the Executive and an officer of the Bank (other than the Executive).
10.    Non-Waiver. The Bank’s or the Executive’s failure or refusal to enforce all or any part of, or the Bank’s or the Executive’s waiver of any breach of this Agreement, will not be a waiver of the Bank’s or the Executive’s continuing or subsequent rights under this Agreement, nor will such failure or refusal or waiver have any effect on the subsequent enforceability of this Agreement.
11.    Non-Assignability. This Agreement contemplates that the Executive will personally provide the services described herein, and accordingly, the Executive may not assign the Executive’s rights or obligations hereunder, whether by operation of law or otherwise, in whole or in part, without the prior written consent of the Bank.
12.    Notice. Any notice, request, instruction or other document to be given hereunder to any party will be in writing and delivered by hand, telegram, registered or certified United States mail return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:

If to the Executive

If to the Bank
Federal Home Loan Bank of San Francisco
c/o General Counsel and Corporate Secretary
P.O. Box 7948
San Francisco, CA 94120

13.    Governing Law. This Agreement is being delivered in and will be governed by the laws of the State of California without regard to the choice of law principles thereof. Any dispute regarding this Agreement

Approved 12/23/16	4

will be brought in any California state or federal court having jurisdiction in the matter and the Executive expressly consents to the jurisdiction of such courts.
14.    Prior Agreements. The Executive represents and warrants to the Bank that the Executive is not a party to or otherwise bound by any agreement that would restrict in any way the performance by the Executive of the Executive’s duties, services and obligations under this Agreement, that the Executive has disclosed to the Bank all employment type agreements to which the Executive has been bound, including without limitation employment agreements, consulting agreements, non-compete agreements or covenants, confidentiality or non-disclosure agreements or covenants, and intellectual property assignment agreements, and that the Bank will not have any liability to any third party arising out of the Executive entering into this Agreement or performing hereunder.
15.    Effect of Headings. The descriptive headings of the Sections and, where applicable, subsections, of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.
16.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument.
17.    Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the Bank, by its officer thereunder duly authorized, and the Executive, have caused this Non-Solicitation and Non-Disclosure Agreement to be executed as of the day and year first above written.

FEDERAL HOME LOAN BANK
OF SAN FRANCISCO	EXECUTIVE

By:

Its:

By:

Its:

Approved 12/23/16	5

APPENDIX IV 2018 Performance Period Goals, Qualifiers, and Awards Scale
2018 Goals	2018 Goal Components	Goal Weight	Goal Component Weight	2018 Goal Measures
1) Risk Management		20%		In the event of a significant deficiency or material weakness in internal control over financial reporting, a significant operational loss, or a significant noncompliance with Bank policy as described in the Bank’s Risk Management Policy, the Board of Directors will assess the impact and will make appropriate adjustments to the Risk Management goal achievement level.
	Cyber-security Threat Management		100%
  75%: Enhance cyber-security threat metrics
100%: Threshold plus conduct one internal and one external cyber-security threat table top exercise
125%: Meets plus operationalize system hardening
150%: Exceeds plus meet SLA for critical vulnerabilities with public exploits, and reduce backlog of critical vulnerabilities by 80%

2) Franchise Enhancement		40%
	A) Financial Performance		25%	Adjusted Return on Capital Spread
				75%	100%	125%	150%
				2.13%	2.43%	2.73%	3.03%
	B) Operating Expense Efficiency		25%	Actual 2018 Core Operating Expenses ($Mils.)
				75%	100%	125%	150%
				$128.4	$127.4	$126.4	$125.4
	C) Advances and Letters of Credit		25%	Member Advances and Letters of Credit (Average Daily Balance ($Bils.)
				75%	100%	125%	150%
				$69.1	$77.5	$80.0	$82.5
	D) Member Engagement (RMS and Specialists - Total)		12.5%	Count
				75%	100%	125%	150%
				132	149	165	182
	(Specialists-15% of Total)		12.5%	20	22	25	27
3) Community Investment		20%
	CIP/ACE/HPA Advances, Letters of Credit, & AHEAD		100%	Number of Members
				75%	100%	125%	150%
				39	47	50	55
4) Diversity & Inclusion		20%
	Diversity and Inclusion Strategic Plan		100%
  75%: Develop 2018-2020 Diversity and Inclusion (D&I Strategic Plan)
100%: Threshold plus target (100%) level of achievement against D&I initiatives
125%: Meets plus Exceed level of achievement against D&I initiatives
150%:  Exceeds plus deliver Capital markets hosted outreach seminar for diverse broker/dealers and complete one diverse supplier incubator partnership

Approved 12/1/17	1

2018 Performance Period Goals, Qualifiers & Awards Scale (cont'd)
Incentive Award Opportunities

	Total Incentive Award as % of Compensation (Base Salary)				Year-End Incentive Award as % of Compensation (Base Salary)				Deferred Incentive Award as % of Compensation (Base Salary)
	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds
CEO/EVP/SVPs	40%	80%	96%	100%	20%	40%	48%	50%	20%	40%	48%	50%
Goal Weights

	CEO/SVPs		SVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (includes individual goals)	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	20.0%*	N/A	20.0%*
Risk Management	20.0%	16.0%	50.0%	40.0%
Franchise Enhancement	40.0%	32.0%	25.0%	20.0%
Community Investment	20.0%	16.0%	10.0%	8.0%
Diversity and Inclusion	20.0%	16.0%	15.0%	12.0%
Total	100.0%	100.0%	100.0%	100.0%
Qualifiers
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.
* In support of the 20 percent goal weights, management is developing individual goal descriptions and quantifying measures for EIP participants, which will be presented to the Board for review and approval in January 2018, subject to Finance Agency review.

Approved 12/1/17	2

APPENDIX V

2019 Performance Period Goals, Qualifiers & Awards Scale

2019 Goals	2019 Goal Components	Goal Weight	Goal Component Weight	2019 Goal Measures (Revised and Approved 1/25/19)
1) Risk Management		20%		In the event of a significant deficiency or material weakness in internal control over financial reporting, a significant operational loss, or a significant noncompliance with Bank policy as described in the Bank’s Risk Management Policy, the Board of Directors will assess the impact and will make appropriate adjustments to the Risk Management goal achievement level.
	A) Cyber-Security Threat Management (Revised and Approved 1/25/19)			Threshold (75%): Enhance standard cyber security awareness program to include at least four (4) topical sessions for users that address current security trends and threats.
			50%	Meets (100%): Threshold Plus Define/implement methodology for identifying/documenting negative operational trends that require escalation and remediation. Further mature security posture, establish an all IT standard, adopt innovative techniques of machine learning, and advance incident response plan.
				Exceeds (125%): Meets Plus Operational security compliance management enhancements. Disposition of all outstanding compliance gaps (as of 1/1/19) such that each item has a documented action plan with a reasonable target date, a risk acceptance request, or a waiver.

Far Exceeds (150%): Exceeds Plus Business Continuity. After completion of refresh of the bank-wide Business Impact Analysis and Business Continuity Plan, the next level of enhancement is to design and implement integrated testing of applications and servers.

	B) Risk Management Practices and Credit Underwriting		50%	Threshold: Expand the Governance-Risk-Control ("GRC") tool to manage bank-wide policies.
				Meets: Threshold Plus Implement prepay/default model (QRM) for market risk analytics.
				Exceeds: Meets Plus Transition the OTTI PLRMBS model validation to in-house.
				Far Exceeds: Exceeds plus Refresh credit and collateral framework.
2) Franchise Enhancement		40%
	A) Financial Performance		40%	Adjusted Return on Capital Spread
				75%	100%	125%	150%
				1.70%	2.00%	2.30%	2.60%
	B) Bank-wide Prioritization and Process Improvement		10%	Threshold: Bank-wide prioritization process implemented, voting members meet a minimum of six times and lean change agents trained on the pitch process.
				Meets: Threshold Plus Lean change agents trained in Lean Foundations. One cross-bank end to end process analyzed, mapped, and evaluated under lean framework. Corresponding cross team brainstorming and problem-solving event held to deliver improvements.
				Exceeds: Meets Plus Additional set of Bank team members trained (Pitch or Lean Foundations) and a second brainstorming and problem-solving event held to deliver improvements.
				Far Exceeds: Exceeds Plus Each business unit (defined by ELT level) delivers on quantifiable process improvement.
	C) Advances and Letters of Credit		25%	Member Advances and Letters of Credit (Average Daily Balance ($Bils.)
				75%	100%	125%	150%
				$76.5	$85.0	$87.5	$90.0
	D) Member Engagement - RMS and Specialists - Total		12.5%	Number of Engagements
				75%	100%	125%	150%
				99	110	116	122
	- Member Engagement Events		12.5%	10	12	14	16

Approved 12/7/18	Page 1

2019 Performance Period Goals, Qualifiers & Awards Scale (cont'd)

2019 Goals	2019 Goal Components	Goal Weight	Goal Component Weight	2019 Goal Measures (Revised and Approved 1/25/19)
3) Community Investment		20%
	CIP/ACE Advances, Letters of Credit, & AHEAD		100%	Number of Members
				75%	100%	125%	150%
				42	47	50	55
4) Diversity & Inclusion		20%
	Implement: 2019 D&I Strategic Initiatives, Supplier Diversity Training and Program Enhancement, Value Differences Training, and Increase Diverse Dealer Utilization.		100%	Threshold: Implement 2019 D&I Strategic Initiatives as approved by the Board of Directors within the 2018-2020 D&I Strategic Plan.
				Meets: Threshold plus the Supplier Diversity program to conduct business unit level training, develop diverse supplier scorecards and set quarterly diverse spend targets, resulting in 15%-20% diverse spend.
				Exceeds: Target plus Human Resources to provide leadership competency training, includes Values Differences competency, for at least 75% of employees.
				Far Exceeds: Exceeds plus Capital Markets to increase diverse dealer utilization to 75% with the Bank's current sixteen (16) approved MWI firms.
Incentive Award Opportunities

	Total Incentive Award as % of Compensation (Base Salary)				Year-End Incentive Award as % of Compensation (Base Salary)				Deferred Incentive Award as % of Compensation (Base Salary)
Title	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds
CEO/ EVP/ SVP	40%	80%	96%	100%	20%	40%	48%	50%	20%	40%	48%	50%
Goal Weights

	CEO/EVP/SVP		SVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (incl. individual goals)	Corporate Goal Weights	Goal Weight (incl. individual goals)
Individual	N/A	20.0%	N/A	20.0%
Risk Management	20.0%	16.0%	50.0%	40.0%
Franchise Enhancement	40.0%	32.0%	25.0%	20.0%
Community Investment	20.0%	16.0%	10.0%	8.0%
Diversity and Inclusion	20.0%	16.0%	15.0%	12.0%
Total	100.0%	100.0%	100.0%	100.0%
Qualifiers
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

Approved 12/7/18	2

APPENDIX VI
2020 Performance Period Goals, Qualifiers & Awards Scale

Goals	Goal Components	Goal Weight	Goal Component Weight	Goal Measures
Risk Management		30%
	A) Cybersecurity - Strengthen Access Management to Bank Information		30%	Threshold (75%): Replace the requirement for Bank team members to enter a shared secret identifier (user ID and complex password) to access the Bank’s computing environment with alternative user validation processes and technology. The replacement must meet or exceed authentication controls standards defined by NIST, be easier for team members to recall than a traditional password and integrate with the Bank’s existing identity and access management controls.
				Meets (100%): Onboard all High and Medium Inherent-Risk enterprise applications that have been risk ranked in 2019 to SailPoint, the Bank’s centralized access management tool.
				Exceeds (125%): Strengthen the Access Control Review process by partnering with application owners to clearly define and document application entitlements for all High Inherent-Risk enterprise applications.
				Far Exceeds (150%): Partner with application owners to define and document application entitlements of 25% of the Medium Inherent-Risk enterprise applications.
	B) Credit Risk Management - Improve Efficiency and Quality of Underwriting		25%	Threshold (75%): Strengthen counterparty underwriting with focus on internal ratings methodology and adoption of formal benchmark ratings to assure compliance with the new regulation on extension of unsecured credit which removes reliance on NRSRO ratings.
				Meets (100%): Re-design the member credit underwriting process to allow for increased automation and resource allocation commensurate to a member’s risk profile, underwriting complexity, and/or strategic importance.
				Exceeds (125%): Enhance member credit underwriting methodologies and quantitative/credit model support for insurance companies.
				Far Exceeds (150%): Be production ready with a credit underwriting platform including automated workflows, data-driven analytics, approval process management, and document administration to: (1) boost underwriting effectiveness and efficiency, (2) foster an end-to-end member-focused approach, and (3) enhance risk governance.
	C) Compliance Risk Management - Strengthen Enterprise-Wide Compliance Framework		25%	Threshold (75%): Complete the Bank’s inventory of regulatory requirements and enter the population into the Logic Manager GRC Platform to allow for follow-up process automation.
				Meets (100%): Define and implement a Compliance/Regulatory-related risk rating matrix (“Compliance Risk Taxonomy”) for assessing the risk of non-compliance with regulatory requirements (as “High, Medium, or Low”)
				Exceeds (125%): Based on the Taxonomy identified in the “Meets” goal, compile a listing of all Bank process and control activities applicable to those regulatory requirements assessed as “high-risk.”
				Far Exceeds (150%): Based on the Taxonomy identified in the “Meets” goal, compile a listing of all Bank process and control activities applicable to at least 25% of those regulatory requirements assessed as “medium risk.”
	D) Execute the Bank’s LIBOR Transition Plan		20%	Threshold (75%): Adhere to new ISDA benchmark fallbacks protocol to amend legacy derivatives contracts with improved standard LIBOR fallback provisions.
				Meets (100%): Implement certification process from members regarding the amount of pledged LIBOR-indexed collateral, request information about the successor index from members providing loan level data and determine collateral discount methodology for LIBOR-indexed collateral.
				Exceeds (125%): Provide an update of the LIBOR transition financial risk assessment reported to the Board and include balance sheet and income statement exposure, as well as renewed PLMBS analysis.
				Far Exceeds (150%): Enhance processes to support funding, hedging, and member products that require non-LIBOR derivatives with embedded options.

Approved 1/31/20	1

2020 Performance Period Goals, Qualifiers & Awards Scale (con’t)

Goals	Goal Components	Goal Weight	Goal Component Weight	Goal Measures
Franchise Enhancement		40%
	A) Financial Performance - Adjusted Return on Capital Spread		30%	Adjusted Return on Capital Spread
				75%	100%	125%	150%
				1.90%	2.20%	2.50%	2.80%
	B) Talent - Talent Development		20%	Threshold (75%): Develop and implement a talent management framework and all Extended Leadership Team (ELT) members complete the Competency Workshops.
				Meets (100%): All Leadership Team (LT) members complete a 360-review process and create a development plan based on the 360-review feedback.
				Exceeds (125%): All ELT members complete a 360-review process and create a development plan based on the 360-review feedback.
				Far Exceeds (150%): All ELT members complete a Workday Talent Profile and 80% of Bank team members complete the Competency Workshops.
	C) Member Business - Advances and Letters of Credit Volume		15%	Member Advances and Letters of Credit (Average Daily Balance ($Bils.)
				75%	100%	125%	150%
				$70.0	$78.0	$83.0	$85.5
	D) Member Business - Member Engagement		15%	Number of Engagements
				75%	100%	125%	150%
				110	125	135	145
	E) Prioritization - Bank-Wide Prioritization and Process Improvement		20%	Threshold (75%): Broaden the Banks prioritization framework to include small efforts (1-2 months of work effort), RPA, and process improvement to ensure the highest value items are being allocated resources.
				Meets (100%): Host one or more idea generation event(s) to solicit ideas from across the Bank. Voters and Lean Change Agents champion ideas and ready them for inclusion into the bank-wide prioritization process.
				Exceeds (125%): Deliver one measurable cross-process improvement across one business unit.
				Far Exceeds (150%): Deliver one additional measurable cross-process improvement based on output from an idea generation event.
3) Community Investment		15%
	CIP/ACE Advances, Letters of Credit, and AHEAD		100%	Number of Members
				75%	100%	125%	150%
				42	47	50	55
4) Diversity & Inclusion		15%
	Diversity & Inclusion		100%	Threshold (75%): Expand internal internship program to a minimum of five (5) departments.
				Meets (100%): Deliver a training workshop focused on ensuring accountability and valuing differences to 80% of managers.
				Exceeds (125%): Host external event for diverse dealers with an educational element.
				Far Exceeds (150%): Design/develop diverse supplier incubator initiative with two (2) diverse suppliers.

Approved 1/31/20	2

2020 Performance Period Goals, Qualifiers & Awards Scale (con’t)
Incentive Award Opportunities

	Total Incentive Award as % of Compensation (Base Salary)				Year-End Incentive Award as % of Compensation (Base Salary)				Deferred Incentive Award as % of Compensation (Base Salary)
Title	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds	Threshold	Meets (Target)	Exceeds	Far Exceeds
CEO/ EVP	40%	80%	96%	100%	20%	40%	48%	50%	20%	40%	48%	50%
Goal Weights

	CEO/EVP		EVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (incl. individual goals)	Corporate Goal Weights	Goal Weight (incl. individual goals)
Individual	N/A	20.0%	N/A	20.0%
Risk Management	30.0%	24.0%	50.0%	40.0%
Franchise Enhancement	40.0%	32.0%	25.0%	20.0%
Community Investment	15.0%	12.0%	10.0%	8.0%
Diversity and Inclusion	15.0%	12.0%	15.0%	12.0%
Total	100.0%	100.0%	100.0%	100.0%
Qualifiers
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

Approved 1/31/20	3

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
Executive Incentive Plan
APPENDIX VII
2021 Performance Period Goals, Qualifiers & Awards Scale

Goal Category	Goal Component Description	Goal Category Weight	Goal Component Weight	Goal Measures
Risk Management		30%
	Credit and Collateral Risk Management – Improve Underwriting Efficiency, Quality, and Frameworks		40%
Goal Target 1: Develop risk management framework to manage and mitigate the risks associated with expanding eligible collateral types for CDFIs, specifically to include residential loans-held-for-sale, within the defined risk appetite of the Bank.

				Goal Target 2: Design and develop for production in 2022 a new depository member credit model to improve model accuracy and predictability of failure in response to the downturn in credit cycle.
				Goal Target 3: Enhance and expand the Bank’s insurance company member credit and collateral framework in consideration of available statutory protections for FHLBs in certain insurance states.
Goal Target 4: Complete within CreditLens the implementation of the Bank’s credit risk rating processes for both members and counterparties and perform at least one end to end credit approval workflow process in the new credit underwriting platform.

	Operational Risk Management – Enhance Framework and Coverage		40%
Goal Target 1: Define and implement an Operational Risk Management framework, which at a minimum would include, revised policies and procedures, and more formalized governance structures (e.g., management and Board reporting, control issue follow-ups).

				Goal Target 2: Establish and begin executing an IT Risk Management Framework to meet industry leading practices (e.g., NIST), inclusive of new procedures, and increased risk monitoring and testing.
Goal Target 3: Complete risk assessment and taxonomy re-alignment for three more Bank programs (e.g., EUC, BCM, and Compliance/Fraud), and surpass delivery of the Operational Risk Assessment Plan for 2021.

Goal Target 4: Define and complete a comprehensive Data Management Maturity Model assessment and identify areas of improvement, according to leading practices (e.g., Enterprise Data Management Council’s Data Capability Assessment Model (DCAM)).

	LIBOR – Execute LIBOR Transition Plan		20%	Goal Target 1: By no later than June 30, 2021, be prepared to implement any margin or valuation changes for post-2021 LIBOR collateral (including necessary system, EUC, and model changes).
				Goal Target 2: Present updated financial forecast for potential changes in fallback language and changes in LIBOR exposure related to changes in balance sheet LIBOR exposure.
				Goal Target 3: Perform cost/benefit analysis of proactively terminating LIBOR derivatives before 12/31/2021 versus relying on the ISDA Fallback Rates and implement the management approved alternative.
				Goal Target 4: Modify Calypso, QRM, and VS2 systems to implement U.S. Treasury standard terms and conditions for SOFR floating-rate notes.

Approved 5/28/21	1

2021 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Goal Category	Goal Component Description	Goal Category Weight	Goal Component Weight	Goal Measures
Franchise Enhancement		40%
	Financial Performance – Adjusted Return on Capital Spread			Adjusted Return on Capital Spread
			25%	Minimum (75%)	Meets (100%)	Exceeds (125%)	Far Exceeds (150%)
				1.75%	2.40%	2.48%	2.78%
	Operating Efficiency – Operating Expense Management			Operating Expenses (Millions)
			25%	Minimum (75%)	Meets (100%)	Exceeds (125%)	Far Exceeds (150%)
				$153.5 (2021 Budget + 1%)	$152.0 (2021 Budget)	$150.5 (2021 Budget - 1%)	$147.4 (2021 Budget - 3%)
	Member Business – Advances and Letters of Credit Volume			Advances and Letters of Credit Volume Average Daily Balance (Billions)
			25%	Minimum (75%)	Meets (100%)	Exceeds (125%)	Far Exceeds (150%)
				$35.4	$45.3	$52.1	$62.1
	Talent – Talent Development And Return to Office Strategy			Goal Target 1: Enhance succession planning review for all EVP and SVP roles ensuring actionable development plans in place for each identified EVP successor, inclusive of milestone efforts.

Goal Target 2: Build talent pipeline in support of succession planning by implementing Bank-wide Mentor Program, including at least 10 mentors/mentees and ensuring each mentee completes a development plan in partnership with their mentor and manager by year end.

25%
Goal Target 3: By April 30, 2021, establish the Bank’s Return to Office (RTO) Strategy, Framework, and Communications Plan, including deliverables and semiannual measurements. Delineate clear criteria for stage progression / reversal. Starting in Q3 2021, provide at least quarterly report-outs of current and upcoming deliverables and semiannual measurements.

Goal Target 4: Create and communicate to all team members the Bank’s 2021 flexible work arrangement policy. Using available benchmark data and/or other evidence of evolving best practices for Bay Area companies, design a framework for the Bank’s longer-term “Future of Work” strategy, beyond RTO planning to address culture, flexibility, and employee engagement.

Approved 5/28/21	2

2021 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Goal Category	Goal Component Description	Goal Category Weight	Goal Component Weight	Goal Measures
Community Investment		15%
	CIP/ACE Advances, Letters of Credit, and AHEAD		100%	Number of Members
				Minimum (75%)	Meets (100%)	Exceeds (125%)	Far Exceeds (150%)
				30	40	50	60
Diversity, Equity, and Inclusion		15%
	Diversity, Equity, and Inclusion		100%
Goal Target 1: Provide additional opportunities to increase spend with suppliers from underrepresented communities by ensuring that 15% of bid opportunities for the 2021 calendar year include a diverse supplier in the comparative / competitive process.

Given the volume of the Bank’s existing large, long term contracts it will take significant effort by the Bank to provide sufficient bid opportunities for well positioned diverse suppliers to participate and earn high-value business on merit. Currently the Bank includes suppliers from underrepresented communities in about 5% of bid opportunities.

Goal Target 2: Increase employee volunteering by employees to 10% by the end of 2021. In 2020, only 3% of employees submitted volunteer hours. This increase will be facilitated by supporting or sponsoring Bank-wide physical or virtual financial literacy (homeownership and wealth management) volunteering opportunities in minority or underrepresented communities. Volunteer opportunities may be aligned with Community Investment program recipients and/or Public Affairs activities.

				Goal Target 3: By September 30, 2021, develop a strategic plan for the Bank to address the Black homeownership gap which will include measurable goals and an implementation timeline
Goal Target 4: Increase the Bank’s diverse, non-exempt spend by 7%
in 2021, which would represent an increase in spend of more than
$500,000 with diverse suppliers or diverse equity partners/owners of non-diverse suppliers when compared with 2020 calendar year spend.

Award Levels

	Total Annual Award as % of Base Salary			Year-End Award as % of Base Salary			Deferred Award as % of Base Salary
Title	Minimum	Meets	Maximum	Minimum	Meets	Maximum	Minimum	Meets	Maximum
CEO	50%	80%	100%	25%	40%	50%	25%	40%	50%
EVP/SVP	40%	65%	85%	20%	32.5%	42.5%	20%	32.5%	42.5%

Approved 5/28/21	3

2021 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Goal Weights

	CEO/EVP/SVP		EVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (incl. individual goals)	Corporate Goal Weights	Goal Weight (incl. individual goals)
Individual	N/A	20%	N/A	20%
Risk Management	30%	24%	50%	40%
Franchise Enhancement	40%	32%	25%	20%
Community Investment	15%	12%	10%	8%
Diversity and Inclusion	15%	12%	15%	12%
Total	100%	100%	100%	100%

Qualifiers
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

Approved 5/28/21	4

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
Executive Incentive Plan
APPENDIX VIII
2022 Performance Period Goals, Qualifiers & Awards Scale

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Business and Financial (40%)
	Financial Performance: Adjusted Return on Capital Spread	33%	Adjusted Return on Capital Spread
			Minimum (75%)	Target (100%)	Maximum (150%)
			Plan: Pessimistic 0.56%	Plan: Base 1.29%	Plan: Optimistic + 0.30% 1.66%
	Operating Efficiency: Operating Expense Management	33%	Operating Expenses (millions)
			Minimum (75%)	Target (100%)	Maximum (150%)
			Budget + 2% $160.3	Budget $157.2	Budget - 3% $152.5
	Member Business: Advances and Letters of Credit Volume	33%	Advances and Letters of Credit Volume Average Daily Balance (billions)
			Minimum (75%)	Target (100%)	Maximum (150%)
			Plan: Pessimistic $23.9	Plan: Base $27.8	Plan: Optimistic + $4 bln $35.4

Approved 12/10/21    Page 1

2022 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Risk Management (20%)
	Operational Risk Management	50%
Goal Target 1: ORM Harmonization: ORM and Information Technology Risk Management (ITRM) will surpass delivery of fifteen (15) Operational Risk Assessments for 2022 (inclusive of Integrated IT assessments).

Goal Target 2: Centralized Risk Control Taxonomy: Collaborate with other assurance groups (e.g., EUC Risk Management, Model Risk Management, Internal Audit, Supplier Risk Management) to create a risk-based inventory of critical Bank processes that will be mapped to the organizational taxonomy. The cataloguing will include all Business Units rated as “Critical” and “High” as deemed by ERM’s Inherent Risk Assessment. Additionally, IT and InfoSec critical processes, risks, and controls will be mapped to industry leading standards (e.g., NIST) and be included in a centralized repository.

Goal Target 3: GRC enablement: Development of a roadmap for maximizing the operational synergies for several GRC systems that are used by various business units. This effort includes, but is not limited to, aggregation of business requirements for GRC functionality across the Bank, optimization of data accessibility, and identification of possible GRC-related solutions.

	Information Security Risk Management	50%
Goal Target 1: TSS and IS partner to develop a secure configuration baseline for the Bank’s Active Directory. The new secure configuration baseline will utilize industry leading practices, where available.

			Goal Target 2: TSS and IS partner to implement a secure configuration baseline for the Bank’s Active Directory.
			Goal Target 3: TSS and IS partner to implement monitoring to ensure that the Bank’s Active Directory configuration remains secure and in alignment with the defined secure configuration baseline.

Approved 12/10/21    Page 2

2022 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Community Investment (20%)
	Nevada Targeted Programs	50%
Goal Target 1: Complete and execute agreement with the Nevada Housing Coalition (NHC) to administer new Voluntary Capacity Building Program, which will include details on securing partnerships with other organizations operating in Nevada, as well as providing financial literacy and other housing-related training to housing and economic development sponsors to facilitate access to the Bank’s affordable housing and community investment programs. Training will support the creation of a pipeline of Nevada project sponsors and members to apply to the AHP General Fund or Targeted Fund.

			Goal Target 2: Establish framework for new Nevada AHP Targeted Funding including technology, governance, and programmatic components.
			Goal Target 3: Obtain Board approval to offer the Targeted Fund in 2023.
	CIP/ACE Advances, Letters of Credit, and AHEAD	25%	Number of Members
			Minimum (75%)	Target (100%)	Maximum (150%)
			40	55	70
	Homeownership Counseling Program	25%	Number of Members
			Minimum (75%)	Target (100%)	Maximum (150%)
			5	8	13

Approved 12/10/21    Page 3

2022 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
DEI and Talent (20%)
	Supplier Diversity: Create additional opportunities with people of color and diverse suppliers	33%	Percentage of diverse suppliers included in bid opportunities
			Minimum (75%)	Target (100%)	Maximum (150%)
			50%	53%	58%
	Workplace Diversity: Expand participation in diverse employee development programs	33%	Employee participation percentage
			Minimum (75%)	Target (100%)	Maximum (150%)
			22%	25%	30%
	Talent: Talent review and succession planning	33%	Goal Target 1: Conduct talent review and succession planning for all EVP and SVP roles (~10% of employees).
			Goal Target 2: Conduct talent review and succession planning for all MD roles (~14% of employees).
			Goal Target 3: Conduct talent review for all Senior Directors and Directors (~35% of employees).

Approved 12/10/21    Page 4

2022 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Award Levels

	Total Annual Award as % of Base Salary			Year-End Award as % of Base Salary			Deferred Award as % of Base Salary
Title	Minimum	Meets	Maximum	Minimum	Meets	Maximum	Minimum	Meets	Maximum
CEO	50%	80%	100%	25%	40%	50%	25%	40%	50%
EVP/SVP	40%	65%	85%	20%	32.5%	42.5%	20%	32.5%	42.5%

Goal Weights

	CEO/EVP/SVP		EVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (incl. individual goals)	Corporate Goal Weights	Goal Weight (incl. individual goals)
Individual	N/A	20%	N/A	20%
Business and Financial	40%	32%	20%	16%
Risk Management	20%	16%	50%	40%
Community Investment	20%	16%	10%	8%
DE&I and People	20%	16%	20%	16%
Total	100%	100%	100%	100%

Qualifiers
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

Approved 12/10/21    Page 5

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
Executive Incentive Plan
APPENDIX IX

2023 Performance Period Goals, Qualifiers & Awards Scale
Named Executive Officers (NEOs)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Business and Financial (45%)	Financial Performance Adjusted Return on Capital Spread (Pre-JCEA)	25%	Adjusted Return on Capital Spread (Pre-JCEA)
			Minimum (75%)	Target (100%)	Maximum (150%)
			2023 Plan: Pessimistic + 0.19% 1.50%	2023 Plan: Base + 0.14% 3.50% t0 4.25%	2023 Plan: Optimistic + 0.29% 5.00%
	Operating Efficiency Operating Expense Management	25%	Operating Expenses (In millions)
			Minimum (75%)	Target (100%)	Maximum (150%)
			Budget + 2% $170.9	Budget $162.5 to $167.5	Budget - 4% $157.5
	Member Business Volume Advances and Letters of Credit Average Daily Balance Volume	25%	Advances and Letters of Credit Average Daily Balance (In billions) ($10 billion stretch added to Maximum)
			Minimum (75%)	Target (100%)	Maximum (150%)
			2023 Plan: Pessimistic $55.3	2023 Plan: Base $90.0 to $100.0	2023 Plan: Optimistic + $10 $125.0
	Member Business Product Utilization Advances and Letters of Credit Utilization by Inactive Members	25%	Conversion Rate of Inactive Members to Active Members (# of members that did not use products in 2022 and used products in 2023 / # of members that did not use products in 2022)
			Minimum (75%)	Target (100%)	Maximum (150%)
			30%	40%	60%

Approved 3/31/23    Page 1

2023 Performance Period Goals, Qualifiers & Awards Scale - NEOs (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Risk Management (20%)	Climate Risk Management	50%	Goal Target 1: Develop and implement a Climate Change Risk Framework at the Bank that outlines principles for governance, identification, monitoring, and treatment of potential climate risk exposures.
Goal Target 2: Establish an inventory of the Bank’s current climate risk controls and conduct a gap assessment of existing practices versus optimal operating model. Develop a heatmap of associated risks based on these qualitative assessments.

			Goal Target 3: Use available dataset(s) (e.g., FEMA) to produce initial quantitative measures of the Bank’s climate risk exposure.
	Consolidated Supplier Cyber Risk Management	25%	Goal Target 1: Complete delivery of consolidated cyber risk scores for Supplier Relationship Manager Supplier Risk Dashboard.
			Goal Target 2: New or updated Supplier Risk Dashboard or score that represents all areas of supplier risk that is presented to management committees and supplier relationship managers.
			Goal Target 3: Capture supplier relationship manager disposition of issues, and the associated reduction of risk, if required, based on Supplier Risk Dashboard information.
	Information Security Risk Management	25%	Achieve Security Champion Status in the Voluntary Information Security Champions Program
			Minimum (75%)	Target (100%)	Maximum (150%)
			30%	40%	60%

Approved 3/31/23    Page 2

2023 Performance Period Goals, Qualifiers & Awards Scale - NEOs (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures

Community Investment (15%)	Nevada Targeted Programs	50%
Goal Target 1: Conduct at least one webinar for stakeholders, provide technical assistance to Nevada members and developers, and implement technology solution to launch Targeted Fund along with the General Fund.

			Goal Target 2: Obtain a minimum of 6 applications for the Targeted Fund.
			Goal Target 3: Obtain a minimum of 10 applications for the Targeted Fund.
	Community Investment Product Utilization CIP/ACE Advances, CIP/ACE Letters of Credit, and AHEAD	50%	Percent of Members
			Minimum (75%)	Target (100%)	Maximum (150%)
			12.2%	16.8%	21.3%
DEI and People (20%)	DEI & Talent DEI Training Program DEI Data Management Improve Retention and Reduce Talent Acquisition Costs	100%
Goal Target 1: Enhance the Diversity Champions Program, which offers voluntary, curated DEI training, activities, and rewards to staff, to achieve at least 40% Diversity Champion Status in the Voluntary Diversity Champions Program.

Goal Target 2: Implement automated DEI data validation and quality assurance for all regulated pillars (Workforce, Procurement, Capital Markets) that addresses known errors caused by manual manipulation of data.

			Goal Target 3: Voluntary turnover rate (excluding retirements) below 10%.

Approved 3/31/23    Page 3

2023 Performance Period Goals, Qualifiers & Awards Scale
Non-Named Executive Officers (Non-NEOs)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Business and Financial (45%)	Financial Performance Adjusted Return on Capital Spread (Pre-JCEA)	25%	Adjusted Return on Capital Spread (Pre-JCEA)
			Minimum (75%)	Target (100%)	Maximum (150%)
			2023 Plan: Pessimistic + 0.19% 1.50%	2023 Plan: Base + 0.14% 2.40%	2023 Plan: Optimistic + 0.29% 2.80%
	Operating Efficiency Operating Expense Management	25%	Operating Expenses (In millions)
			Minimum (75%)	Target (100%)	Maximum (150%)
			Budget + 2% $171.8	Budget $168.4	Budget - 4% $161.7
	Member Business Volume Advances and Letters of Credit Average Daily Balance Volume	25%	Advances and Letters of Credit Average Daily Balance (In billions) ($10 billion stretch added to Maximum)
			Minimum (75%)	Target (100%)	Maximum (150%)
			2023 Plan: Pessimistic $55.3	2023 Plan: Base $80.9	2023 Plan: Optimistic + $10 $110.7
	Member Business Product Utilization Advances and Letters of Credit Utilization by Inactive Members	25%	Conversion Rate of Inactive Members to Active Members (# of members that did not use products in 2022 and used products in 2023 / # of members that did not use products in 2022)
			Minimum (75%)	Target (100%)	Maximum (150%)
			30%	40%	60%

Approved 3/31/23    Page 4

2023 Performance Period Goals, Qualifiers & Awards Scale – Non-NEOs (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures
Risk Management (20%)	Climate Risk Management	50%	Goal Target 1: Develop and implement a Climate Change Risk Framework at the Bank that outlines principles for governance, identification, monitoring, and treatment of potential climate risk exposures.
Goal Target 2: Establish an inventory of the Bank’s current climate risk controls and conduct a gap assessment of existing practices versus optimal operating model. Develop a heatmap of associated risks based on these qualitative assessments.

			Goal Target 3: Use available dataset(s) (e.g., FEMA) to produce initial quantitative measures of the Bank’s climate risk exposure.
	Consolidated Supplier Cyber Risk Management	25%	Goal Target 1: Complete delivery of consolidated cyber risk scores for Supplier Relationship Manager Supplier Risk Dashboard.
			Goal Target 2: New or updated Supplier Risk Dashboard or score that represents all areas of supplier risk that is presented to management committees and supplier relationship managers.
			Goal Target 3: Capture supplier relationship manager disposition of issues, and the associated reduction of risk, if required, based on Supplier Risk Dashboard information.
	Information Security Risk Management	25%	Achieve Security Champion Status in the Voluntary Information Security Champions Program
			Minimum (75%)	Target (100%)	Maximum (150%)
			30%	40%	60%

Approved 3/31/23    Page 5

2023 Performance Period Goals, Qualifiers & Awards Scale – Non-NEOs (Continued)

Goal Category (Weight)	Goal Component Description	Goal Component Weight	Goal Measures

Community Investment (15%)	Nevada Targeted Programs	50%
Goal Target 1: Conduct at least one webinar for stakeholders, provide technical assistance to Nevada members and developers, and implement technology solution to launch Targeted Fund along with the General Fund.

			Goal Target 2: Obtain a minimum of 6 applications for the Targeted Fund.
			Goal Target 3: Obtain a minimum of 10 applications for the Targeted Fund.
	Community Investment Product Utilization CIP/ACE Advances, CIP/ACE Letters of Credit, and AHEAD	50%	Percent of Members
			Minimum (75%)	Target (100%)	Maximum (150%)
			12.2%	16.8%	21.3%
DEI and People (20%)	DEI & Talent DEI Training Program DEI Data Management Improve Retention and Reduce Talent Acquisition Costs	100%
Goal Target 1: Enhance the Diversity Champions Program, which offers voluntary, curated DEI training, activities, and rewards to staff, to achieve at least 40% Diversity Champion Status in the Voluntary Diversity Champions Program.

Goal Target 2: Implement automated DEI data validation and quality assurance for all regulated pillars (Workforce, Procurement, Capital Markets) that addresses known errors caused by manual manipulation of data.

			Goal Target 3: Voluntary turnover rate (excluding retirements) below 10%.

Approved 3/31/23    Page 6

2023 Performance Period Goals, Qualifiers & Awards Scale (Continued)

Award Levels
(NEO & Non-NEO)

	Total Annual Award as % of Base Salary			Year-End Award as % of Base Salary			Deferred Award as % of Base Salary
Title	Minimum	Meets	Maximum	Minimum	Meets	Maximum	Minimum	Meets	Maximum
CEO	50%	80%	100%	25%	40%	50%	25%	40%	50%
EVP/SVP	40%	65%	85%	20%	32.5%	42.5%	20%	32.5%	42.5%

Goal Weights
(NEO & Non-NEO)

	CEO/EVP/SVP		EVP, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (incl. individual goals)	Corporate Goal Weights	Goal Weight (incl. individual goals)
Individual	N/A	20%	N/A	20%
Business and Financial	45%	36%	28%	22%
Risk Management	20%	16%	50%	40%
Community Investment	15%	12%	9%	8%
DEI and People	20%	16%	13%	10%
Total	100%	100%	100%	100%

Qualifiers
(NEO & Non-NEO)
The following are the performance qualifiers for any Award: (i) no submission of material information to a regulatory or a reporting agency is significantly past due; (ii) the Bank makes sufficient progress, as determined by the Board, in the timely remediation of significant examination, monitoring and other supervisory findings; (iii) no material risk-management deficiency exists at the Bank; (iv) no operational errors or omissions result in material revisions to the financial results, information submitted to the FHFA, or data used to determine incentive payouts; (v) the Bank has sufficient capital to pay dividends and the ability to repurchase member stock.

Approved 3/31/23    Page 7